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                              BANK AGENCY AGREEMENT

         We, ALPS Distributors, Inc., are the distributor of First Funds. You ____________________ are a wholly-owned subsidiary or division of _______________ ("Bank") and desire to make Portfolio shares available to your bank customers upon the following terms and conditions:

1. As used herein the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):

         (a) "Funds" shall mean the open-end investment companies, series, or (in the case of companies or series offering multiple classes of shares) classes of one or more of the foregoing, the shares of which from time to time shall be offered by us as principal underwriter to you hereunder and which are designated by us as such by telephonic or written notice to you. This Agreement shall apply only to such companies, series, or classes so designated and only such companies, series or classes shall be considered to be Funds hereunder. Until further notice in writing from us to you, such Funds are the following series of First Funds: U.S. Government Money Market Portfolio, Municipal Money Market Portfolio, Cash Reserve Portfolio, Growth & Income Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Capital Appreciation Portfolio and Tennessee Tax-Free Portfolio.

         (b) "Portfolio" shall mean any one of the Funds.

         (c) "Prospectus" shall mean a Portfolio's prospectus, statement of additional information, any supplements thereto current at the time of any action described herein.

2. (a) In respect of all sales of Portfolio shares to your customers for which you act as agent, (i) such shares shall be sold at the applicable public offering price, giving effect to cumulative or quantity discounts or other purchase programs, plans or services as described in the Prospectus of the Portfolio or class thereof whose shares are being sold and you shall transmit payment for such shares in accordance with paragraph 3(a) below; (ii) your customers' transactions will be executed only upon your authorization, and on all such transactions you shall be acting solely as agent, upon the order and at the request of your customers, without recourse to you, and such transactions shall be for the account of your customers and not for your account; (iii) your compensation for acting as agent with respect to sales shall be as set forth in the applicable schedule issued and in effect at the time of the sale or as set forth in the Prospectus. Such compensation schedules are subject to change or discontinuance by us from time to time as set forth in paragraph 7 below.

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         (b) In the case of a Portfolio or class thereof which has adopted a
Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), and subject to applicable law, we may elect from time to time to make service payments to you under such Plan. In the case of a Portfolio that has no currently effective Plan, we, to the extent permitted by applicable law, may elect to make service payments to you from our own funds for services which may include, without limitation, changing client dividend options, account designations and addresses; processing purchases and redemptions on behalf of clients, including automatic dividend reinvestment requests and automatic investment and redemption of client account cash balances; arranging for bank wires; providing periodic statements of account or subaccounting services to clients; and such other services or information as we or your clients may reasonably request. Any such service payments shall be made for shareholder servicing and shall be in the amount and manner set forth in the applicable schedule of service payments issued by us and then in effect or as set forth in the Prospectus. Such schedule of service payments may be changed or discontinued by us from time to time and shall be in effect with respect to a Portfolio which has a Plan only so long as such Portfolio's Plan remains in effect.

         (c) In the event that Article III, Section 26 of the NASD Rules of Fair Practice preclude any Portfolio or class thereof from imposing a sales charge (as defined in that Section) or any portion thereof, then you shall not be entitled to any payments from us hereunder from the date that the Portfolio or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Portfolio or class thereof resumes imposition of some or all of its sales charge, you will be entitled to payments hereunder on the same terms as the Portfolio extends to us.

3. (a) The placing of orders with us shall be governed by instructions which we shall issue from time to time. Payment for shares shall be made in accordance with such instructions in New York Clearing House funds received by us within five business days (as defined in each Portfolio's Prospectus) after our acceptance of the order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale, or, at our option to sell the shares ordered back to the issuing Portfolio, in which latter case, we may hold you responsible for any loss, including loss of profit, suffered by us as a result of your failure to make payment as aforesaid. You may deduct the agency compensation due you under paragraph 2(a) above prior to payment for shares purchased through you.

         (b) You appoint the transfer agent for each Portfolio as your agent to execute customers' purchase, sale, transfer, or redemption (each hereinafter a "Transaction") of Portfolio shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such Transaction to your customers on your behalf on a fully disclosed basis, and at the time of the Transaction, you guarantee the legal capacity of your customers and any co-owners of such shares so transacting in such shares.

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         (c) You may instruct a Portfolio's transfer agent to register shares purchased in your name and account as nominee for your customers, in which event all Prospectuses, proxy statements, periodic reports and other printed material will be sent to you and all confirmations and other communications to shareholders will be transmitted to you. You shall be responsible for forwarding such printed material, confirmations and communications, or the information contained therein, to all customers for whom you hold such shares as nominee. However, we, the Portfolios' transfer agent, or the Portfolios shall be responsible for the reasonable costs associated with your forwarding such printed material, confirmations and communications and shall reimburse you in full for such costs. You shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose accounts you are holding such shares. With respect to customers other than such customers, you shall provide us with all information (including, without limitation, certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

4. Upon request, we will furnish you a reasonable number of copies of the Prospectus of each of the Portfolios and the printed information referred to in paragraph 6 below issued as supplements thereto.

5. (a) You represent that you either (i) are registered as a securities broker/dealer with the Securities and Exchange Commission ("SEC") and are and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to abide by all of its rules and regulations including its Rules of Fair Practice (reference is hereby specifically made to Section 26, Article III, of the Rules of Fair Practice of the NASD, which is incorporated herein as if set forth in full), and you further agree to comply with all applicable state and federal laws and rules and regulations of regulatory agencies having jurisdiction; or (ii) you are a bank as defined in
Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and are duly authorized to engage in the Transactions to be performed hereunder.

         If your membership in the NASD terminates, or you breach any provision of said Section 26, or if you cease to be a bank as defined above, this Agreement will be immediately and automatically terminated.

         (b) We shall not purchase Portfolio shares from a Portfolio except for the purpose of covering purchase orders already received by us, and you shall not purchase Portfolio shares from us, other than for investment, except for the purpose of covering purchase orders already received by you.

         (c) You shall not withhold placing customers' orders for Portfolio shares so as to profit yourself as a result of such withholding, e.g., by virtue of a change in a Portfolio's net asset value per share from that used in determining the offering price to your customers.

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         (d) We shall not accept a conditional order for Portfolio shares on any basis other than at a definite specified price.

         (e) If, within seven business days after confirmation by us of the original purchase order for shares of a Portfolio, such shares are repurchased by the issuing Portfolio or by us for the account of such Portfolio, or are tendered for redemption by the customer, you shall forthwith refund, or forfeit the right to receive, the full amount of any agency compensation on the original sale pursuant to paragraph 2(a) and any service payments made to you pursuant to paragraph 2(b) above. You shall refund to the Portfolio immediately upon receipt the amount of any dividends or distributions paid to you as nominee for your customers with respect to redeemed or repurchased Portfolio shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. You shall be notified by us of such repurchase or redemption within ten days of the date of such transaction.

         (f) In the event any adjustment in the amount of agency compensation made to you on any sale under paragraph 2(a), or in service payments made to you under paragraph 2(b) shall result in an overpayment by us of such compensation or service payment, you shall forthwith remit to us such overpayment. The term "adjustment" as used in the preceding sentence shall not include any changes in amounts paid to or due you caused by a change in or discontinuance of such compensation or service payments (as provided under paragraphs 2(a), 2(b), and 7) prior to the effective date of such change or discontinuance of such compensation or service payment. You acknowledge that the foregoing shall in no way limit our right to change or discontinue such compensation or payments as provided in paragraphs 2 and 7 hereof, and that, after the effective date of a change in, or discontinuance by us of the agency compensation schedules or of the service payments or termination of any Plan, any such agency compensation under paragraph 2(a) or service payment under 2(b) shall be in amounts and made in accordance with such change, discontinuation or termination.

         (g) Nothing in this Agreement shall prevent you from acting as your customers' agent in selling Portfolio shares for the account of a record owner to us or the issuing Portfolio and charging your customers a reasonable charge for handling the transaction, provided you disclose to such record owner that direct redemption of the shares can be accomplished by the record owner without incurring such charge.

6. (a) In all sales of Portfolio shares to the public you shall act as agent for your own customers and in no transaction shall you have any authority to act or hold yourself out as agent for us or any Portfolio, and nothing in this Agreement, including the use of the word "compensation" or "payment," shall cause you to be our partner, employee, or agent or give you any authority to act for us or for any Portfolio. Neither we nor any Portfolio shall be liable for any of your acts or obligations under this Agreement.

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         (b) No person is authorized to make any representations concerning
Portfolio shares except those contained in such Portfolio's Prospectus and you shall rely solely on the representations contained in such Prospectus. We or the Portfolio shall bear the expense of qualifying Portfolio shares under the securities laws of the various states. Any printed information which we shall furnish you (other than the Portfolios' Prospectuses, periodic reports and supplemental information) is our sole responsibility and not the responsibility of the respective Portfolios. You agree that the Portfolios shall have no liability or responsibility to you with respect to any such printed information. No sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Portfolio shares, other than such printed information, shall be used by you in connection with making Portfolio shares available without obtaining our prior written approval. You shall not distribute or make available to investors any printed information furnished by us which is marked "FOR BROKER/DEALER USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.

         (c) You will comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You will not make available shares of any Portfolio unless such shares are duly registered under the applicable state and federal statutes and the rules and regulations thereunder. You may rely on written or oral communications from us as to due registration.

7. All orders are subject to acceptance or rejection by us. We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Portfolio shares, in whole or in part, or to make a limited offering of Portfolio shares. Either of us may cancel this Agreement upon telephonic or written notice to the other. Upon telephonic or written notice to you, we may also change, or amend any provision of this Agreement. Upon telephonic or written notice to you, we or any Portfolio may change, amend or discontinue any schedule or schedules of compensation or service payments issued by us from time to time and may issue a new or replacement schedule or schedules of compensation or service payments from time to time. You hereby agree that you shall have no vested interest in any type, amount or rate of compensation or service payment and that you shall have no claim against us or any Portfolio by virtue of any change or diminution in the rate or amount of, or discontinuance of, any compensation or service payment in connection with the shares of any Portfolio.

8. You agree, in connection with Portfolios that offer multiple classes of shares, to disclose to investors that are eligible to purchase the other class(es) of such Portfolio(s) (as set forth in the applicable Prospectus) the availability of such other class(es). You and we each agree to waive or accept reduced payments pursuant to any Plan from a Portfolio that is a money market fund within the meaning of Rule 2a-7 under the Investment Company Act of 1940 (or from any class thereof) to the extent necessary to assure that such Portfolio and each class thereof maintains a constant $1.00 net asset value per share.

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9.       Failure of either party to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence.

10. In the event of a dispute, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado in accordance with the commercial rules then in effect at the NASD. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between the parties; such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

11. All communications to us should be sent to our address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall become binding upon receipt by us in Denver, Colorado of a counterpart hereof duly accepted and signed by you. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

12. The Agent will provide the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to its Board of Trustees concerning this Agreement and the monies paid or payable under this Agreement, as well as any other reports or filings that may be required by law.

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13.      This Agreement supersedes and cancels all previous agreements between us, whether oral or written.

                                                   Very truly yours,

Dated as of: _________________                     ALPS DISTRIBUTORS, INC.

                                                   By:__________________________


                                                   Signature
                                                   Its: ________________________

ACCEPTED AND AGREED:

______________________________
Firm:


By: __________________________
     Authorized Representative

______________________________
Signature

Address: _____________________

______________________________

______________________________

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                       BANK AGENCY AGREEMENT FEE SCHEDULE

In consideration of sales of shares of the Portfolios of First Funds (the Trust) under the terms and conditions of the Bank Agency Agreement, the following schedule for the payment of fees shall apply:

                                                                 RULE 12b-1 RATE

NAME OF PORTFOLIO                                               MONTH PAYMENT     CONTRACTUAL           CURRENT
                                                                BEGINS                RATE                RATE
------------------------------------------------------------------------------------------------------------------
 CLASS C

         U.S. GOVERNMENT MONEY MARKET PORTFOLIO                 Month 1               .45%                .25%
         MUNICIPAL MONEY MARKET PORTFOLIO                       Month 1               .45%                .25%
         CASH RESERVE PORTFOLIO                                 Month 1               .45%                .25%
         BOND PORTFOLIO*                                        Month 17              .75%                .50%
         GROWTH & INCOME PORTFOLIO*                             Month 13              .75%                .75%
         TENNESSEE TAX-FREE PORTFOLIO*                          Month 25              .75%                .50%
         INTERMEDIATE BOND PORTFOLIO*                           Month 17              .75%                .50%
         CAPITAL APPRECIATION PORTFOLIO*                        Month 13              .75%                .75%

 CLASS B**

         GROWTH & INCOME PORTFOLIO                              Month 13              .25%                .25%
         TENNESSEE TAX-FREE PORTFOLIO                           Month 13              .10%                .10%
         INTERMEDIATE BOND PORTFOLIO                            Month 13              .10%                .10%
         CAPITAL APPRECIATION PORTFOLIO                         Month 13              .25%                .25%
         CASH RESERVE PORTFOLIO                                 Month 13              .25%                .25%

* CLASS C SHARES OF THE BOND, GROWTH & INCOME, TENNESSEE TAX-FREE, INTERMEDIATE BOND, AND CAPITAL APPRECIATION PORTFOLIOS ALSO PAY AN UP-FRONT COMMISSION OF 1.00%.

** CLASS B SHARES ALSO PAY UP-FRONT COMMISSIONS OF 4.00%, 3.25%, 3.25%, 4.00% AND 4.00% FOR THE GROWTH & INCOME, TENNESSEE TAX-FREE,
INTERMEDIATE BOND, CAPITAL APPRECIATION, AND CASH RESERVE PORTFOLIOS, RESPECTIVELY.

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Class C and B of each Portfolio shall pay to ALPS Distributors, Inc. ("ALPS") a fee based on the average daily net assets of a class throughout the month, or such lesser amount as may be established from time to time by the Trustees of the Trust, as specified in the Distribution and Service Plan; provided that, for any period during which the total of such fee and all other expenses of Class C or B, would exceed the gross income of such Class, such fee shall be reduced by such excess. Such fee shall be computed daily and paid monthly. The determination of daily net assets shall be made at the close of each business day throughout the month and computed in the manner specified in the Portfolio's then current Prospectus for the determination of the net asset value of shares of each Class, but shall exclude assets attributable to any other Class of the Portfolio.